Exhibit 23.3


                       Consent of William C. Floersch

             The undersigned hereby consents to being named, in the Registration Statement on Form S-20 of The Options Clearing
   Corporation, as about to become a director of The Options Clearing
   Corporation.

   Dated:    March 30, 1998

                                      /s/  William C. Floersch
                                      ---------------------------------
                                           William C. Floersch